WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         August 7, 1997 (July 25, 1997)
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                            FIRST BANKS AMERICA, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



                   DELAWARE            0-8937          75-1604965
          -----------------------  -------------- --------------------
         (State of Incorporation)  (Commission       I.R.S. Employer
                                    File Number)   Identification No.)


                            FIRST BANKS AMERICA, INC.
                                135 NORTH MERAMEC
                             CLAYTON, MISSOURI 63105
                   ------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (314) 854-4600
                                 --------------


                                P. O. BOX 630369
                            HOUSTON, TEXAS 77263-0369
    ------------------------------------------------------------------------
           (Former name, former address, if changed since last report)

Item 5.       Other Events

On July 28, 1997, First Banks America, Inc. (FBA) entered into an Agreement and Plan of Reorganization (the Agreement) with Surety Bank, a California banking association (Surety), whereby Surety will merge with a wholly owned subsidiary of FBA. Surety Bank, a state chartered bank, will become a wholly owned subsidiary of FBA. Under the terms of the Agreement, Surety common shareholders may elect to receive either $36.12 in cash or FBA common stock equivalent to the quotient of $38.12 divided by the exchange price for each share of Surety common stock that they hold. The exchange price, as defined in the Agreement, is subject to a minimum and maximum price per share of common stock of $10.89 and $14.73, respectively. Holders of Surety Bank convertible preferred stock may elect to receive either $30.73 in cash or FBA common stock equivalent to the quotient of $32.43 divided by the exchange price, which are the equivalent amounts assuming the preferred shareholders had exercised their rights to convert into Surety Bank common stock. The Agreement also requires that 51% of the Surety Bank stock be exchanged for FBA common stock. On this basis, the total transaction price would be $7.45 million. If Surety Bank shareholders representing more than 51% of the outstanding stock elect to receive FBA common stock in the transaction, Surety Bank and FBA may mutually agree to increase the stock portion of the transaction to a maximum of 65% of the total Surety Bank stock.

         The transaction is subject to regulatory approvals and the approval of the shareholders of Surety, and will be accounted for using the purchase method of accounting. FBA intends to borrow a portion of the funds needed in order to consummate the merger from First Banks, Inc. (FBI), a Missouri corporation, which is the owner of approximately 69.7% of the voting stock of FBA. The transaction is expected to close by December 31, 1997.

         Concurrently with the execution and delivery of the Agreement, FBA and Surety entered into a Stock Option Agreement (Stock Option Agreement) whereby Surety has granted to FBA an option to purchase up to 19.99% of the outstanding shares of Surety's common stock at a price of $28.00 per share, exercisable only upon the occurrence of certain events generally related to a significant investment in Surety by a third party or a proposed change in control of Surety involving a third party. The Stock Option Agreement also appears as an exhibit to this Report.

         Surety Bank operates banking offices in Vallejo and Fairfield, California. At June 30, 1997, Surety Bank had total assets of $72.7 million, and reported net income of $154,000 for the six month period then ended. The transaction will be accounted for using the purchase method of accounting and is expected to be completed by December 31, 1997.

         The transaction was announced in a press release issued by FBA and Surety on July 29, 1997 (Joint Press Release). The Agreement and the Joint Press Release appear as exhibits to this Report.

         On July 25, 1997, FBA and First Commercial Bancorp, Inc. (FCB), a majority owned subsidiary of FBI, jointly announced an agreement in principle providing for the proposed merger of the two companies. Under the terms of the agreement, FCB will be merged of FBA, and FCB's wholly owned subsidiary, First Commercial Bank, will be merged with Sunrise Bank, a wholly owned indirect subsidiary of FBA. In the transaction, which is subject to the execution of a definitive agreement between t he companies, the approval of regulatory authorities and the approval of the shareholders of both FBA and FCB, the shareholders of FCB will receive .8888 shares of FBA common stock for each share of FCB common stock, for an aggregate of approximately 752,000 shares of FBA common stock. The agreement in principal was negotiated and approved by special committees of the boards of directors of FCB and FBA. These special committees were comprised solely of independent directors of the two respective boards of directors.

         In connection with the transaction, FBI has agreed to exchange $10 million of its note receivable from FBA for 804,000 shares of FBA common stock and to exchange its convertible debentures of FCB for comparable debentures of FBA.

         Finally, in a related transaction, to be completed only if the FCB/FBA merger is completed, FCB will be exchanging its Campbell, California office, with approximately $14.8 million in deposits, for an office in Walnut Creek, California, with approximately $15.1 million in deposits, operated by First Bank & Trust, a wholly owned subsidiary of FBI. This transaction was undertaken to better align the geographic locations of the two banks and to avoid the possibility of overlapping market areas between FCB and FBI's other California banking interests.
The transaction is expected to close by December 31, 1997.

         The transaction was announced in a press release issued by FBA and FBI and appears as an exhibit to this Report.

Item 7.       Financial Statements and Exhibits


(c)      Exhibits

     The following exhibits are filed herewith:

     Exhibit No.   Exhibit
     -----------   -------

         2 Agreement and Plan of Reorganization dated July 28, 1997, by and among Registrant and Surety Bank.

        10(N) Stock option Agreement dated July 28, 1997, by and among Registrant and Surety Bank.

        99 Press release, dated July 29, 1997, announcing the proposed merger of Registrant and Surety Bank.

                   Press release, dated July 25, 1997, announcing the proposed merger of Registrant and First Commercial Bancorp, Inc.

                                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 7, 1997



                                 FIRST BANKS AMERICA, INC.



                                 By: /s/Allen H. Blake
                                 ---------------------
                                        Allen H. Blake
                                        Vice President, Chief Financial
                                        Officer and Secretary

                                                               Exhibit 2



                      AGREEMENT AND PLAN OF REORGANIZATION





                                 by and between




                           FIRST BANKS AMERICA, INC.,
                             a Delaware corporation,



                                       and



                                  SURETY BANK,
                        a California banking association








                                  July 28, 1997

                                TABLE OF CONTENTS


ARTICLE I - TERMS OF THE MERGER & CLOSING; EXCHANGE OF SHARES

    Section 1.01. The Merger................................................  1
    Section 1.02. Effect of the Merger......................................  1
    Section 1.03. Conversion of Shares......................................  1
    Section 1.04. The Closing...............................................  8
    Section 1.05. Closing Date..............................................  8
    Section 1.06. Actions At Closing........................................  8
    Section 1.07. Exchange Procedures; Surrender of Certificates............  9

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SURETY

    Section 2.01. Organization and Capital Stock............................ 10
    Section 2.02. Authorization; No Defaults................................ 11
    Section 2.03. Surety Subsidiaries....................................... 11
    Section 2.04. Financial Information..................................... 12
    Section 2.05. Absence of Changes........................................ 12
    Section 2.06. Regulatory Enforcement Matters............................ 12
    Section 2.07. Tax Matters............................................... 13
    Section 2.08. Litigation................................................ 13
    Section 2.09. Properties, Contracts, Employee Benefit Plans and
                       Other Agreements..................................... 13
    Section 2.10. Reports................................................... 14
    Section 2.11. Investment Portfolio...................................... 15
    Section 2.12. Loan Portfolio............................................ 15
    Section 2.13. Employee Matters and ERISA................................ 15
    Section 2.14. Title to Properties; Insurance............................ 17
    Section 2.15. Environmental Matters..................................... 17
    Section 2.16. Compliance with Law....................................... 18
    Section 2.17. Brokerage................................................. 18
    Section 2.18. No Undisclosed Liabilities................................ 18
    Section 2.19. Statements True and Correct............................... 18
    Section 2.20. Commitments and Contracts................................. 19
    Section 2.21. Material Interest of Certain Persons...................... 19
    Section 2.22. Conduct to Date........................................... 19
    Section 2.23. Tax Status of Merger; Regulatory Status................... 20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF FBA

    Section 3.01. Organization and Capital Stock............................ 20
    Section 3.02. Authorization; No Defaults................................ 21
    Section 3.03. Subsidiaries.............................................. 21
    Section 3.04. Financial Information..................................... 22
    Section 3.05. Absence of Changes........................................ 22
    Section 3.06. Compliance with Law....................................... 23
    Section 3.07. Brokerage................................................. 23
    Section 3.08. No Undisclosed Liabilities................................ 23
    Section 3.09. Statements True and Correct............................... 23
    Section 3.10. Material Interest of Certain Persons...................... 23
    Section 3.11. Litigation................................................ 24
    Section 3.12. Tax Matters............................................... 24
    Section 3.13. Status of FBA Common Stock to be Issued in Merger......... 24
    Section 3.14  Tax Status of Merger; Regulatory Matters.................. 24


ARTICLE IV - AGREEMENTS OF SURETY

         Section 4.01. Business in Ordinary Course.......................... 24
         Section 4.02. Breaches............................................. 27
         Section 4.03. Submission to Shareholders........................... 27
         Section 4.04. Consummation of Agreement............................ 27
         Section 4.05. Environmental Reports................................ 28
         Section 4.06. Access to Information................................ 28
         Section 4.07. Consents to Contracts and Leases..................... 28
         Section 4.08. Subsequent Financial Statements...................... 29
         Section 4.09. Merger Agreement..................................... 29

ARTICLE V - AGREEMENTS OF FBA

         Section 5.01. Regulatory Approvals; Organization of AcquisitionCo.. 29
         Section 5.02. Breaches............................................. 29
         Section 5.03. Consummation of Agreement............................ 29
         Section 5.04. Indemnification...................................... 30
         Section 5.05. Employee Benefits.................................... 30
         Section 5.06. Access to Information................................ 31
         Section 5.07. Registration Statement, Prospectus and Proxy
                             Statement;Listing Application.................. 31
         Section 5.08. Merger Agreement..................................... 31
         Section 5.09. Appointment of New Director of FBA and AcquisitonCo.. 31
         Section 5.10. Notice Obligation.................................... 32
         Section 5.11. Subsequent Financial Statements...................... 32
         Section 5.12. Intentional Breach; Violation of Law................. 32

ARTICLE VI - CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01. Conditions to the Obligations of FBA................. 32
         Section 6.02. Conditions to the Obligations of Surety.............. 33

ARTICLE VII - TERMINATION; DAMAGES

         Section 7.01. Mutual Agreement..................................... 35
         Section 7.02. Breach of Agreements................................. 35
         Section 7.03. Failure of Conditions................................ 35
         Section 7.04. Denial of Regulatory Approval........................ 35
         Section 7.05. Environmental Reports................................ 35
         Section 7.06. Regulatory Enforcement Matters....................... 36
         Section 7.07. Unilateral Termination............................... 36
         Section 7.08. Termination Related to Changes in Stock Price........ 36
         Section 7.09. Damages and Limitation of Damages.................... 36

ARTICLE VIII - GENERAL PROVISIONS

         Section 8.01. Confidential Information............................. 37
         Section 8.02. Publicity............................................ 37
         Section 8.03. Return of Documents.................................. 37
         Section 8.04. Notices.............................................. 37
         Section 8.05. Nonsurvival of Representations, Warranties and
                             Agreements..................................... 38
         Section 8.06. Costs and Expenses................................... 38
         Section 8.07. Entire Agreement..................................... 38
         Section 8.08. Headings and Captions................................ 38
         Section 8.09. Waiver, Amendment or Modification.................... 39
         Section 8.10. Rules of Construction................................ 39
         Section 8.11. Counterparts......................................... 39
         Section 8.12. Successors and Assigns................................39
         Section 8.13. Governing Law........................................ 39

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization, dated as of July 28, 1997, is by and between First Banks America, Inc., a bank holding company organized as a Delaware corporation ("FBA"), and Surety Bank, a California banking association ("Surety"). This Agreement and Plan of Reorganization is hereinafter referred to as the "Agreement."

         In consideration of the mutual representations, warranties, agreements and covenants contained herein, FBA and Surety hereby agree as follows:


                                    ARTICLE I

                     TERMS OF THE MERGER & CLOSING; EXCHANGE
                                    OF SHARES

         Section 1.01. The Merger. Pursuant to the terms and provisions of this Agreement and the Agreement and Plan of Merger between Surety and AcquisitionCo, Inc., an interim bank to be organized as a wholly-owned subsidiary of FBA ("AcquisitionCo") attached hereto as Exhibit "A" (the "Merger Agreement"), Surety shall merge with and into AcquisitionCo pursuant to the provisions of the California Financial Code and the California General Corporation Law (collectively referred to herein as the "Corporate Law"). The parties contemplate that as soon as practicable after the Effective Time, FBA will transfer the outstanding capital stock of AcquisitionCo to FBA's wholly-owned subsidiary, Sundowner Corporation ("Sundowner"), and that Sundowner's wholly-owned subsidiary, Sunrise Bank of California will merge with and into AcquisitionCo.

         Section 1.02. Effect of the Merger. The Merger shall have all of the effects provided in Section 1107 of the California General Corporation Law,
Section 4888 of the California Financial Code, this Agreement and the Merger Agreement, and the separate corporate existence of Surety shall cease on consummation of the Merger and be combined in AcquisitionCo. The Articles of Association and Bylaws of the resulting bank shall be those of AcquisitionCo immediately prior to the Effective Time, and the directors and officers of the resulting bank at the Effective Time shall be the persons serving as directors and officers of AcquisitionCo immediately prior to the Effective Time.

         Section 1.03.     Conversion of Shares.

         (a) At the Effective Time (as defined in Section 1.05), each share of common stock, $1.00 par value, of Surety ("Surety Common") and each share of convertible preferred stock, $1.00 par value, of Surety ("Surety Preferred") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the appropriate proportionate part of the merger consideration determined pursuant to subsection (c), subject to the remaining provisions of this Section 1.03.

         (b)(1) No fractional shares of common stock of FBA, $.15 par value ("FBA Common Stock"), shall be issued as a result of the Merger, but any holder of shares of Surety Common Stock or Surety Preferred Stock (collectively, "Surety Capital Stock") who otherwise would be entitled to receive a fractional share of FBA Common Stock shall be paid cash in lieu thereof as provided in
Section 1.07(d).

         (2) Each share of Surety Capital Stock held in the treasury of Surety or by any direct or indirect subsidiary of Surety immediately prior to the Effective Time shall be cancelled and shall not be taken into account in determining the allocation of any of the merger consideration and shall not be part of the Total Surety Common (as defined herein).

         (3) Each share of Surety Preferred which is outstanding immediately prior to the Closing shall be deemed, subject to the completion of the Closing, to be converted in accordance with the terms of the Surety Preferred into the appropriate number of shares of Surety Common, and all shares of Surety Common, including those deemed issued upon conversion of the Surety Preferred (the "Total Surety Common"), shall be converted into the appropriate consideration in accordance with the remaining provisions of this Section 1.03.

         (c)(1) The consideration to be exchanged for the Total Surety Common shall consist of shares of FBA Common Stock and cash. The proportions of the consideration consisting of FBA Common Stock and cash shall be determined so that (i) FBA Common Stock will be issued in exchange for shares of Surety Common which constitute approximately fifty-one percent (51%) of the Total Surety Common (the total number of shares of FBA Common Stock to be issued in accordance with such percentage being referred to herein as the "Stock
Conversion Number"); and (ii) cash will be exchanged for approximately forty-nine percent (49%) of the Total Surety Common. The number of shares of FBA Common Stock to be issued and the amount of cash to be paid shall be determined as follows, subject to the procedures for allocation of the consideration set forth in subsection (e):

         (A) the number of shares of FBA Common Stock issued in exchange for each share of Surety Common which is converted into FBA Common Stock (the "FBA Stock Amount") shall equal the quotient of $38.12 divided by the FBA Exchange Price (as defined below); provided, however, that (I) if the FBA Stock Amount as so determined would exceed that which would result (the "Maximum Stock Amount") if the FBA Exchange Price were fifteen percent (15%) less than the closing price of one share of FBA Common Stock on the New York Stock Exchange Composite Transactions Reporting System (the "NYSE Composite List") on the date preceding the date of this Agreement (the "Base Price"), then the FBA Stock Amount shall be fixed at the Maximum Stock Amount; and (II) if the FBA Stock Amount as so determined would be less than that which would result (the "Minimum Stock Amount") if the FBA Exchange Price were fifteen percent (15%) more than the Base FBA Price, then the FBA Stock Amount shall be fixed at the Minimum Stock Amount; and

         (B) cash shall be paid for the remaining outstanding shares of Surety Common at the rate of $36.12 per share of Surety Common.

         (2) For the purposes of this Section 1.03, the term "FBA Exchange Price" means the numerical average of the reported closing prices of one share of FBA Common Stock on the NYSE Composite List during a period of twenty (20) trading days ending on the Friday preceding the date of the Shareholders' Meeting as set forth in the Proxy Statement (as such terms are defined in Section 5.07) (or, if there is no closing price reported for that day, the last preceding day on which such a closing price is reported), rounded to the nearest cent. The ratio of the FBA Stock Amount to one share of Surety Common is referred to herein as the "Common Exchange Ratio."

         (d) Subject to the remaining provisions of this Section 1.03, each record holder of shares of Surety Capital Stock will have the right to specify such holder's election to have his shares converted into FBA Common Stock or cash, or to specify that such holder has no preference, in accordance with the following procedures:

                  (i) As soon as practicable following the approval of the Merger by the shareholders of Surety, a form of Election Statement will be mailed to the holders of record of Surety Capital Stock pursuant to
         Section 1.07 hereof. Surety may also provide forms of the Election Statement to all persons who become holders of record of Surety Capital Stock during the period between the record date and the Election
         Deadline (as defined in subsection (iv) below) and make such forms available at its executive offices.

                  (ii) Any record holder of Surety Capital Stock may specify, in an Election Statement meeting the requirements of this Section that, as to all shares of Surety Capital Stock covered by such Election
         Statement:

                      (A) all shares shall be converted to FBA Common ("Stock
                          Election Shares");

                      (B) all  shares  shall  be  converted  to  cash  ("Cash
                          Election Shares"); or

                      (C) a  designated   portion  of such  shares  shall  be
                          converted to cash as Cash Election Shares and a portion of such shares shall be converted to FBA Common as Stock Election Shares; or

                      (D) the  shareholder has no preference and  accordingly
                          makes no election.

                  (iii) Any record holder of Surety Capital Stock who is holding such shares for a beneficial owner, or as a nominee for one or more beneficial owners, may submit an Election Statement on behalf of any such beneficial owners. Any beneficial owner of Surety Capital Stock on whose behalf a record owner has submitted an Election Statement in accordance with this Section will be considered a separate holder of Surety Capital Stock for purposes of this Agreement.

                 (iv) An Election Statement will be effective only if a properly completed and signed copy thereof, accompanied by stock certificates for the shares of Surety Capital Stock to which such Election Statement relates, shall have been actually received by the Exchange Agent no later than fifteen (15) days following the date on which the Election Statement is mailed to the holders of Surety Capital Stock (the "Election Deadline"). An Election Statement which meets the requirements of this provision is hereinafter referred to as an "Effective Election Statement."

                  (v) Any record holder of Surety Capital Stock who has submitted an Effective Election Statement may at any time until the Election Deadline amend such Election Statement if the Exchange Agent actually receives, not later than the Election Deadline, a later-dated, properly completed and signed, amended Effective Election Statement.

                  (vi) FBA and Surety will have the right jointly to make rules and adopt procedures (not inconsistent with the terms of this
         Agreement) governing the form, terms and contents of Election Statements, the validity and effectiveness of Election Statements and the manner and extent to which they are to be taken into account in making the determinations contemplated by subsection (e), the issuance and delivery of certificates evidencing FBA Common Stock and cash into which shares of Surety Capital Stock are converted in the Merger and the payment for fractional interests.

                  (e)(1) The Exchange Agent shall effectuate the allocation of the consideration to be issued pursuant to the Merger on a date subsequent to the Election Deadline but no more than five (5) business days thereafter (the "Allocation Date").

                  (2) Any shares of Surety Capital Stock with respect to which the holder shall not have submitted to the Exchange Agent an Effective Election Statement on or before the Election Deadline, and any shares with respect to which the holder has submitted an Election Statement indicating that the holder does not make any election, shall be deemed to be "No Election Shares."

                  (3) Any shares of Surety Common Stock with respect to which the holder has, as of the Allocation Date, submitted a demand for the appraisal of such shares pursuant to applicable provisions of the California Corporations Code and not thereafter waived or released such demand shall be deemed to be Cash Election Shares. FBA shall have reasonable discretion to determine whether a holder has submitted an effective demand for appraisal hereunder.

                  (4) If the number of Stock Election Shares is less than fifty-one percent (51%) of the Total Surety Common, then:

                  (i) all Stock Election Shares shall be converted into the right to receive the appropriate number of shares of FBA Common Stock;

                  (ii) a number of No Election Shares shall be converted into the right to receive shares of FBA Common Stock so that the total number of shares of FBA Common Stock to be issued shall equal the Stock Conversion Number. Provided that there are a sufficient number of Stock Election Shares and No Election Shares to satisfy the requirements of the preceding sentence, the Exchange Agent shall have complete discretion in determining which No Election Shares are so converted, and any No Election Shares which are not so converted shall be exchanged for cash; and

                  (iii) if the number of Stock Election Shares and No Election Shares is not sufficient so that the number of shares of FBA Common Stock will equal the Stock Conversion Number, then all of the No Election Shares shall be converted into the right to receive the appropriate number of shares of FBA Common Stock, and the Exchange Agent shall then select from the Cash Election Shares, by either a random selection process in which the shares are divided into units of 500 shares or a pro rata process, a sufficient number of shares ("Stock Designated Shares") so that the total number of shares of FBA Common Stock issued in the Merger will equal the Stock Conversion Number; provided, however, that in no event shall any Dissenting Shares be selected as Stock Designated Shares; and provided further, that shareholders of Surety who (A) were the record holders of fewer than 200 shares of Surety Common on the day preceding the date on which this Agreement is first announced and (B) elect to receive cash consideration shall receive cash consideration for such shares. The determination of whether the process for selecting Stock Designated Shares or for selecting Cash Designated Shares pursuant to paragraph
                  (5) hereof shall be made jointly by Surety and FBA.

                  (5) If the number of Stock Election Shares is greater than fifty-one percent (51%) of the Total Surety Common, then:

                  (i) all  Cash   Election   Shares   except  those  which   are
                  Dissenting Shares shall be converted into the right to receive the appropriate cash consideration;

                  (ii) a number of No Election Shares shall be converted into the right to receive cash consideration so that the total number of shares of FBA Common Stock to be issued in exchange for the remaining No Election Shares and all of the Stock Election Shares shall equal the Stock Conversion Number. Provided that there are a sufficient number of Cash Election Shares and No Election Shares to satisfy the requirements of the preceding sentence, the Exchange Agent shall have complete discretion in determining which No Election Shares are so converted, and any No Election Shares which are not so converted shall be converted into the right to receive the appropriate number of shares of FBA Common Stock; and

                  (iii) if the number of Cash Election Shares and No Election Shares is not sufficient so that the number of shares of Surety Common to be exchanged for cash will equal approximately forty-nine percent (49%) of the Total Surety Common, then all of the No Election Shares shall be converted into the right to receive cash consideration, and the Exchange Agent shall then select from the Stock Election Shares, by either a random selection process in which the shares are divided into units of 500 shares or a pro rata process, a sufficient number of shares ("Cash Designated Shares") so that the total number of shares of FBA Common Stock to be issued in the Merger will equal the Stock Conversion Number; provided, however, that shareholders of Surety who (A) were the record holders of fewer than 200 shares of Surety Common on the day preceding the date on which this Agreement is first announced and (B) elect to receive stock consideration shall receive the appropriate number of shares of FBA Common Stock for such shares.

                  (6) Notwithstanding the provisions of paragraphs (4) and (5), if the number of Stock Election Shares exceeds the Stock Conversion Number, then FBA, with Surety's written consent, may (but shall have no obligation to) instruct the Exchange Agent to allow additional Stock Election Shares, up to but not exceeding sixty-five percent (65%) of the Total Surety Common, to be converted into the right to receive shares of FBA Common Stock, in which event all of the remaining shares shall be converted into the right to receive cash consideration. If the number of Stock Election Shares exceeds sixty-five percent (65%) of the Total Surety Common and FBA elects to so instruct the Exchange Agent, the Exchange Agent shall utilize the procedures set forth in paragraph
         (5) hereof to determine the manner in which shares of Surety Capital Stock are converted.

         (f) The calculations set forth in this Section 1.03 shall be subject to appropriate adjustment in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of FBA Common Stock shall have been increased, decreased, changed into or exchanged for a different number through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of FBA.

         (g) The stock transfer books of Surety shall be closed and no share transfers will be permitted after the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the shares of Surety Capital Stock shall cease to be outstanding and be cancelled. Upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Surety Capital Stock (the "Certificate"), each holder thereof shall cease to have any rights with respect to such shares, except the right of the holder to receive the appropriate merger consideration determined in accordance with this Section 1.03.

         (h) If holders of Surety Common are entitled to require appraisal of their shares under applicable Corporate Law, issued and outstanding shares of Surety Common held by a dissenting holder who has perfected the right to obtain an appraisal of his shares shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due pursuant to applicable Corporate Law; provided, however, that each share of Surety Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall thereafter have only such rights as are provided under applicable Corporate Law.

         (i)(1) At the Effective Time, each option granted by Surety to purchase shares of Surety Common (each a "Surety Option") outstanding immediately prior to the Effective Time shall cease to represent the right to acquire shares of Surety Common and shall be converted automatically into an option to purchase shares of FBA Common Stock in an amount and at an exercise price which reflects the relative values attributed to Surety Common and FBA Common Stock in the Common Exchange Ratio. The number of shares of FBA Common Stock subject to a new option shall be that which results in the ratio thereof to the number of shares of Surety Common subject to the corresponding Surety Option being equal to the Common Exchange Ratio, and the exercise price of the new option shall be that which results in the ratio of the exercise price of the corresponding Surety
Option to the exercise price of the new option being equal to the Common Exchange Ratio. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be effected in a manner consistent with Section 424(a) of the Code and, to the extent it is not so consistent,
Section 424(a) shall override any provision to the contrary contained herein. The duration and other terms of the new option shall be the same as those of the corresponding Surety Option.

         (2) Promptly after the Effective Time, FBA and each holder of an option subject to such conversion shall enter into an option agreement setting forth the terms of the new option into which the corresponding Surety Option has been converted.

         Section 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the location mutually agreeable to the parties hereto at 10:00 a.m. local time on the Closing Date described in Section 1.05 of this Agreement.

         Section 1.05. Closing Date. At FBA's election, the Closing shall take place on either (i) the business day which is three (3) business days following the satisfaction or waiver of the last of the conditions in Sections 6.01 and
6.02 to be satisfied or waived, (ii) one of the last five (5) business days of the month, or (iii) the first business day of the month following the month, or
(iv) the first business day of the first month of the next calendar quarter following the month, in the case of clauses (ii) through (iv), during which each of the conditions in Sections 6.01 and 6.02 is satisfied or waived by the appropriate party; provided, however, that if the Closing shall not have occurred on or before November 15, 1997 then the Closing may be delayed at the written election of Surety if Surety has reasonably determined in good faith that there is a likelihood of a material benefit for those Surety shareholders who receive cash in the Merger if the Closing were to occur in January, 1998 rather than in 1997 because of a pending change in the rate of taxation of capital gains in the Code. In the event of such an election by Surety, the Closing shall occur, in the sole discretion of FBA, either on a date selected by FBA in the first week of January, 1998 or on the last business day of January, 1998. The date of the Closing is referred to herein as the "Closing Date." The Merger shall be effective upon the filing of the Merger Agreement with the Banking Department and the Secretary of State of the State of California in accordance with the California Corporations Code and the California Financial Code (the "Effective Time").

         Section 1.06. Actions At Closing. (a) At the Closing, Surety shall deliver to FBA:

         (i) certified copies of the Articles of Incorporation and Bylaws of Surety and the certificate or articles of incorporation and bylaws of each of its subsidiaries;

         (ii) a certificate signed by an appropriate officer of Surety stating that (A) each of the representations and warranties contained in
         Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section 6.01 have been satisfied or waived as provided therein;

         (iii) certified copies of the resolutions of Surety's Board of Directors and shareholders, establishing the requisite approvals under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby;

         (iv) a certificate issued by the Franchise Tax Board of the State of California (the "Franchise Tax Board"), dated a recent date, certifying that Surety is in good standing;

         (v) a certificate of existence as to Surety, issued by the Banking Department of the State of California (the "Banking Department"), dated a recent date; and

         (vi) a legal opinion from counsel for Surety regarding Surety, this Agreement and the transactions contemplated hereby, in form reasonably satisfactory to FBA and its counsel.

         (b)  At the Closing, FBA shall deliver to Surety:

         (i) certified copies of the Certificate o Incorporatio and Bylaws of FBA and the Articles of Incorporation and Bylaws of AcquisitionCo;

         (ii) certificates signed by appropriate officers of FBA and AcquisitionCo stating that (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section 6.02 have been satisfied or waived as provided therein;

         (iii) certified copies of the resolutions of the Board of Directors and stockholders of each of FBA and AcquisitionCo, establishing the requisite approvals of each of them under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby;

         (iv) certificates, each dated a recent date, of the Secretary of State of the State of Delaware, stating that FBA is in good standing, and of the Franchise Tax Board, certifying that AcquisitionCo is in good standing;

         (v) a certificate of existence as to AcquisitionCo, issued by the Banking Department, dated a recent date; and

         (vi) a legal opinion from counsel for FBA regarding FBA, this Agreement
         and  the   transactions   contemplated   hereby,   in  form  reasonably
         satisfactory to Surety.

         Section 1.07.     Exchange Procedures; Surrender of Certificates.

         (a) Chase Mellon Shareholder Services, or another firm selected by FBA to which Surety has no reasonable objection, shall act as Exchange Agent in the Merger (the "Exchange Agent").

         (b) The Exchange Agent shall mail to each record holder of shares of Surety Capital Stock within the time period specified in Section 1.03(d) hereof
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) (each such letter, the "Letter of Transmittal"); (ii) instructions for use in effecting the surrender of Certificates; and (iii) the Election Statement described in Section 1.03 hereof. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed Letter of Transmittal and any other required documents, the holder of a Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration in the form determined pursuant to Section 1.03, without interest.

         (c) If shares of FBA Common Stock are to be issued in a name other than a person in whose name a surrendered Certificate is registered, it shall be a condition of acceptance of the surrendered Certificate that the same shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

         (d) In lieu of the issuance of any fractional share of FBA Common Stock, FBA shall cause the Exchange Agent to pay to each former shareholder of Surety who otherwise would be entitled to receive a fractional share an amount in cash determined by multiplying (i) the FBA Exchange Price by (ii) the fraction of a share of FBA Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.03 hereof.

         (e) At any time following six months after the Effective Time, FBA shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to FBA (subject to abandoned property, escheat or other similar laws) with respect to the surrender of any Certificate.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SURETY

         Surety represents and warrants to FBA and Sunrise as follows:

Section 2.01.     Organization and Capital Stock.

         (a) Surety is a banking association duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. Surety is an insured bank as defined in the Federal Deposit Insurance Act.

         (b) As of the date hereof, the authorized capital stock of Surety consists of (i) 2,000,000 shares of Surety Common, of which 148,560 shares are outstanding, duly and validly issued, fully paid and, except as provided in
Section 600.2 of the California Financial Code, non-assessable; and (ii) 2,000,000 shares of Surety Preferred, of which 61,050 shares are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of Surety Capital Stock has been issued in violation of any preemptive rights. Surety has granted and outstanding stock options in the amount and at the exercise prices (the "Surety Options") set forth in Section 2.01(b) of that certain document delivered by Surety to FBA entitled the "Surety Disclosure Schedule" and executed by both Surety and FBA concurrently with the execution and delivery of this Agreement (the "Surety Disclosure Schedule"). Each certificate representing shares of Surety Capital Stock issued in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Surety only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify Surety against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

         (c) Except as disclosed in Section 2.01(b), and except for the stock option granted to FBA pursuant to the Stock Option Agreement (the "Stock Option Agreement") of even date herewith (the "Stock Option"), there are no shares of capital stock or other equity securities of Surety issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Surety or contracts, commitments, understandings or arrangements by which Surety is or may be obligated to issue additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. Surety's Board of Directors has by all requisite action approved this Agreement, the Merger Agreement, the Stock Option Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Surety of its obligations hereunder and thereunder. Nothing in the Articles of Incorporation or Bylaws of Surety or, to the best of Surety's knowledge, any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Surety or any of its subsidiaries is bound or subject would prohibit or inhibit Surety from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Surety and constitutes a legal, valid and binding obligation of Surety, enforceable against Surety in accordance with its terms. Neither Surety nor any Surety Subsidiary (as defined in Section 2.03 hereof) is in default under nor in violation of any provision of its articles or certificates of incorporation or bylaws, or, to the best of Surety's knowledge, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Surety and its subsidiaries taken as a whole.

         Section 2.03. Surety Subsidiaries. Each of Surety's direct and indirect subsidiaries (hereinafter referred to singly as a "Surety Subsidiary" and collectively as the "Surety Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Surety Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Surety Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each Surety Subsidiary and the ownership of such shares is set forth in Section 2.03 of the Surety Disclosure Schedule; and all of such shares are owned by Surety or a Surety Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as disclosed in
Section 2.03 of the Surety Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any Surety Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any Surety Subsidiary, nor does any Surety Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as disclosed in Section 2.03 of the Surety Disclosure Schedule, neither Surety nor any Surety Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

         Section 2.04. Financial Information. The audited consolidated balance sheets of Surety and its subsidiaries as of December 31, 1996 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1996, together with the notes thereto, included in Surety's 1996 Annual Report; the unaudited consolidated balance sheets of Surety and its subsidiaries as of March 31, 1997 and related consolidated income statements for the three months ended March 31, 1997, together with the notes thereto, in the form set forth in Section 2.04 of the Surety Disclosure Schedule; and Surety's year-end and quarter-end Reports of Condition and Reports of Income for 1996 and for the three month period ending March 31, 1997, respectively, as filed with the Federal Deposit Insurance Corporation (the "FDIC") (such financial statements and notes collectively referred to herein as the "Surety Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required for Surety's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its consolidated subsidiaries as of the dates and for the periods indicated.

         Section 2.05. Absence of Changes. Except as disclosed in Section 2.05 of the Surety Disclosure Schedule, since March 31, 1997 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of Surety and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Surety Financial Statements not misleading. Since November 12, 1996, the date of the most recent examination of Surety by the FDIC, there has been no material adverse change in Surety's financial condition, results of operations or business except for any such changes as are disclosed in Surety's Reports of Condition and Income filed with the FDIC since such date.

         Section 2.06.  Regulatory  Enforcement Matters.  Except as disclosed in
Section 2.06 of the Surety Disclosure Schedule, neither Surety nor any Surety Subsidiary is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Surety or any of its subsidiaries.

         Section 2.07. Tax Matters. Surety and the Surety Subsidiaries have filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Surety Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

         Section 2.08. Litigation. Except as disclosed in Section 2.08 of the Surety Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Surety, threatened against Surety or any of the Surety Subsidiaries, or of which the property of Surety or any of the Surety Subsidiaries is or would be subject, which, if adversely resolved, could have a material and adverse effect on the financial condition or operations of Surety and the Surety Subsidiaries, taken as a whole.

         Section 2.09.   Properties, Contracts, Employee Benefit Plans and Other
Agreements.   Section  2.09  of  the  Surety  Disclosure  Schedule  specifically identifies the following:

         (a) all real property owned by Surety or any Surety Subsidiary and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which Surety or any Surety Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

         (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by Surety or a Surety Subsidiary, exclusive of deposit agreements with customers of Surety entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

         (c) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Surety or any Surety Subsidiary not referred to elsewhere in this Section 2.09 which:

                  (i)      involve  payment by Surety or any Surety  Subsidiary
                           of  more  than  $50,000  (other  than   loans,  loan
                           commitments or letters of credit);

                  (ii) involve payments based on profits of Surety or any Surety Subsidiary;

                  (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

                  (iv)     were not made in the ordinary course of business; or

                  (v) materially affect the business or financial condition of Surety or any Surety Subsidiary;

         (d) all contracts, agreements, plans and arrangements by which any profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase, collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits is being paid, or plans or arrangements established or maintained, sponsored or undertaken by Surety or any Surety Subsidiary for the benefit of officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA (as defined below), any current financial or actuarial reports and any currently effective IRS private ruling or determination letters obtained by or for the benefit of Surety or any Surety Subsidiary;

         (e) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $25,000;

         (f) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Surety or a Surety Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination; and

         (g) the name and annual salary as of January 1, 1997 of each director or employee of Surety or any Surety Subsidiary with a salary in excess of $75,000.

         Copies of each document, plan or contract identified in Section 2.09 of the Surety Disclosure Schedule are appended to such Schedule and are hereby incorporated into and constitute a part of the Surety Disclosure Schedule.

         Section 2.10. Reports. Except as disclosed in Section 2.10 of the Surety Disclosure Schedule, to the best of Surety's knowledge, Surety and the Surety Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the Banking Department, the FDIC or any other state securities or banking authorities or any other governmental authority with jurisdiction over Surety or any Surety Subsidiary. As of the dates indicated thereon, to the best of Surety's knowledge, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Surety and the Surety Subsidiaries, as reflected in the latest consolidated balance sheet of Surety included in the Surety Financial Statements, are carried in accordance with generally accepted accounting principles.

         Section 2.12. Loan Portfolio. Except as disclosed in Section 2.12 of the Surety Disclosure Schedule, (i) all loans and discounts shown on the Surety Financial Statements at March 31, 1997 or which were or will be entered into after March 31, 1997 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Surety and the Surety Subsidiaries, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be; and (iii) Surety and the Surety Subsidiaries have complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. All loans and loan commitments extended by Surety and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. To the best of Surety's knowledge, such loans are evidenced by appropriate and sufficient documentation based upon Surety's customary and ordinary past practices. The reserve for possible loan and lease losses shown on Surety's Report of Condition and Income as of March 31, 1997 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1997.

         Section 2.13.     Employee Matters and ERISA.

         (a) Neither Surety nor any Surety Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Surety or any Surety Subsidiary, and to the knowledge of Surety there is no present effort nor existing proposal to attempt to unionize any group of employees of Surety or any Surety Subsidiary.

         (b)(i) Surety and the Surety Subsidiaries have been and are in compliance, to the best of Surety's knowledge, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and neither Surety nor any Surety Subsidiary is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Surety or any Surety Subsidiary, pending or, to the best of Surety's knowledge, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage, pending or threatened, against or directly affecting Surety or any Surety Subsidiary; and (iv) neither Surety nor any Surety Subsidiary has experienced any work stoppage or material labor difficulty during the past five years.

         (c) Except as disclosed in Section 2.13(c) of the Surety Disclosure Schedule, neither Surety nor any Surety Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Surety or any Surety Subsidiary (collectively, the "Employee Plans"). To the knowledge of Surety, no present or former employee of Surety or any Surety Subsidiary has been charged with breaching nor has breached a fiduciary duty under any Employee Plan. Neither Surety nor any Surety Subsidiary participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as separately disclosed in Section 2.13(c) of the Surety Disclosure Schedule, neither Surety nor any Surety Subsidiary maintains, contributes to, or participates in any plan that provides health, major medical, disability or life insurance benefits to former employees of Surety or any Surety Subsidiary.

         (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at March 31, 1997, had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as reflected in the Surety Financial Statements, Surety and the Surety Subsidiaries have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Surety or any Surety Subsidiary would be liable, except as is reflected in the Surety Financial Statements. Surety and the Surety Subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. To the best of Surety's knowledge, all Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

         Section 2.14.  Title to Properties;  Insurance.  Except as disclosed in
Section 2.14 of the Surety Disclosure Schedule: (i) Surety and the Surety Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Surety Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of Surety or any Surety Subsidiary, rights of redemption under applicable law), to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by Surety or any Surety Subsidiary in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to Surety's knowledge, threatened with respect to any of such properties; (iv) Surety and the Surety Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Surety or any Surety Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by Surety or any Surety Subsidiary are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with banks of similar size.

         Section 2.15. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Surety or any Surety Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         Except as disclosed in Section 2.15 of the Surety Disclosure Schedule, neither the conduct nor operation of Surety or any Surety Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of Surety and the Surety Subsidiaries, taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Surety and the Surety Subsidiaries, taken as a whole, of any Environmental Law or obligate (or potentially obligate) Surety or any Surety Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to Surety and the Surety Subsidiaries, taken as a whole. Except as disclosed in Section
2.15 of the Surety Disclosure Schedule, neither Surety nor any Surety Subsidiary has received notice from any person or entity that Surety or any Surety Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that Surety or any Surety
Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 2.16. Compliance with Law. Surety and the Surety Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects, are qualified to conduct business in every jurisdiction in which such qualification is legally required and, to the best of Surety's knowledge, are in compliance in all material respects with all applicable laws and regulations.

         Section 2.17. Brokerage. Except for fees payable by Surety to Baxter Fentriss and Company, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Surety or any Surety Subsidiary.

         Section 2.18. No Undisclosed Liabilities. Surety and the Surety Subsidiaries do not have any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and, to the best of Surety's knowledge, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Surety or any Surety Subsidiary giving rise to any such liability), except (i) liabilities reflected in the Surety Financial Statements, (ii) liabilities of the same type incurred in the ordinary course of business of Surety and the Surety Subsidiaries since March 31, 1997 and (iii) as disclosed in Section 2.18 of the Surety Disclosure Schedule.

         Section 2.19. Statements True and Correct. None of the information supplied or to be supplied by Surety for inclusion in the Registration Statement (as defined in Section 5.07 hereof) or in any other document to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of Surety's proxy statement, when first mailed to the shareholders of Surety and at the time of the Shareholders' Meeting (as defined in Section
4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Surety is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 2.20. Commitments and Contracts. Except as disclosed in Section
2.20 of the Surety Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to FBA for inspection), neither Surety nor any Surety Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment not made in the ordinary course of business;

         (ii) any agreement, indenture or other instrument not reflected in the Surety Financial Statements relating to the borrowing of money by Surety or a Surety Subsidiary or the guarantee by Surety or a Surety Subsidiary of any obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Surety or a Surety Subsidiary, such as deposits, federal funds borrowings and repurchase agreements), other than agreements, indentures or instruments providing for annual payments of less than $10,000; or

         (iii) any contract containing covenants which limit the ability of Surety to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Surety or any Surety Subsidiary may carry on its business (other than as may be required by law or any applicable regulatory authority).

         Section 2.21. Material Interest of Certain Persons. Except as disclosed in Section 2.21 of the Surety Disclosure Schedule:

         (a) no officer or director of Surety or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Surety or any Surety Subsidiary; and

         (b) all outstanding loans from Surety to any present officer, director, employee or any associate or related interest of any such person which were required to be approved by or reported to Surety's Board of Directors ("Insider Loans") were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 2.22. Conduct to Date. Except as disclosed in Section 2.22 of the Surety Disclosure Schedule, from and after December 31, 1996 through the date of this Agreement, neither Surety nor any Surety Subsidiary has (i) failed to conduct its business in the ordinary and usual course consistent with past practices; (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of Surety or any Surety Subsidiary; (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) except for dividends on outstanding shares of Surety Preferred in accordance with the terms thereof, declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock; (v) except for obligations undertaken in this Agreement, incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans or (D) agreed to do any of the foregoing; (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) cancelled or compromised any debt, except for debts charged off or compromised in accordance with past practice;
(xi) entered into any material transaction, contract or commitment outside the ordinary course of its business or (xii) made or guaranteed any loan to any of the Employee Plans.

         2.23. Tax Status of Merger; Regulatory Status. To the best of Surety's knowledge, neither Surety nor any of its subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that would (i) prevent the transactions contemplated by this Agreement, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay the approval of the Merger by any regulatory authority or result in the imposition of any conditions that FBA would reasonably determine are unduly burdensome.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF FBA

         FBA represents and warrants to Surety as follows:

         Section 3.01.     Organization and Capital Stock.

         (a) FBA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a bank holding company registered as such pursuant to the Bank Holding Company Act, as amended. FBA has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) As of the date hereof, the authorized capital stock of FBA consists of 6,666,666 shares of FBA Common Stock, of which 1,088,242 shares are outstanding, duly and validly issued, fully paid and non-assessable; 4,000,000 shares of Class B Common Stock, $.15 par value, of which 2,500,000 shares are outstanding, duly and validly issued, fully paid and non-assessable; and 3,000,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding. None of the outstanding shares of FBA Common Stock or Class B Common Stock has been issued in violation of any preemptive rights. FBA has granted and outstanding (i) stock options representing the right to acquire an aggregate of 15,001 shares of FBA Common Stock for the aggregate exercise price of $56,256 and (ii) warrants representing the right to acquire an aggregate of 65,663 shares of FBA Common Stock for the aggregate price of $5,328,552.

         (c) Except as disclosed in Section 3.01(b) and in Section 3.01 of that certain document delivered by FBA to Surety entitled the "FBA Disclosure Schedule" and executed by both FBA and Surety concurrently with the execution and delivery of this Agreement (the "FBA Disclosure Schedule"), there are no shares of capital stock or other equity securities of FBA issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FBA or contracts, commitments, understandings or arrangements by which FBA is or may be obligated to issue additional shares of its capital stock.

         Section 3.02. Authorization; No Defaults. The Board of Directors of FBA has by all requisite action approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by FBA of its obligations hereunder. Nothing in the Certificate of Incorporation or Bylaws of FBA or, to the best of FBA's knowledge, any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FBA or any of its subsidiaries is bound or subject would prohibit or inhibit FBA from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FBA and constitutes a legal, valid and binding obligation of FBA, enforceable against FBA in accordance with its terms. FBA and its subsidiaries are neither in default under nor in violation of any provision of their respective articles or certificates of incorporation or bylaws, or, to the best of FBA's knowledge, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to FBA and its subsidiaries taken as a whole.

         Section 3.03. Subsidiaries. (a) Each of FBA's direct and indirect subsidiaries (hereinafter referred to singly as an "FBA Subsidiary" and collectively as the "FBA Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 3.03 of the FBA Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the FBA Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each FBA Subsidiary and the ownership of such shares is set forth in Section 3.03 of the FBA Disclosure Schedule; and all of such shares are owned by FBA or an FBA Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as disclosed in Section 3.03 of the FBA Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any FBA Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any FBA Subsidiary, nor does any FBA Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 3.03 of the FBA Disclosure Schedule, neither FBA nor any FBA Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

         (b) FBA's indirect bank subsidiaries, Sunrise Bank of California, a California banking association ("Sunrise Bank") and BankTEXAS National Association, a banking association chartered by the United States of America ("BankTEXAS"), are insured banks as defined in the Federal Deposit Insurance Act.

         Section 3.04. Financial Information. The audited consolidated balance sheets of FBA and its subsidiaries as of December 31, 1996 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1996, together with the notes thereto, included in FBA's Annual Report on Form 10-K for the year ended December 31, 1996, as currently on file with the Securities and Exchange Commission (the "SEC"); the unaudited consolidated balance sheets of FBA and its subsidiaries as of March 31, 1997 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three months ended March 31, 1997, together with the notes thereto, included in FBA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 as currently on file with the SEC; and the year-end and quarter-end Reports of Condition and Reports of Income of BankTEXAS and Sunrise Bank for 1996 and the three month period ending March 31, 1997, as filed with the Office of the Comptroller of the Currency (with respect to BankTEXAS) and the Banking Department (with respect to Sunrise Bank) (such financial statements and notes collectively referred to herein as the "FBA Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required for reports of either bank) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its consolidated subsidiaries as of the dates and for the periods indicated. The allowance for possible loan losses shown on FBA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1997.

         Section 3.05. Absence of Changes. Since March 31, 1997 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of FBA and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FBA Financial Statements not misleading.

         Section 3.06. Compliance with Law. FBA and the FBA Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects, are qualified to conduct business in every jurisdiction (whether federal, state, local or foreign) in which such qualification is legally required and, to the best of FBA's knowledge, are in compliance in all material respects with all applicable laws and regulations.

         Section 3.07. Brokerage. There are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by FBA or any FBA Subsidiary.

         Section 3.08. No Undisclosed Liabilities. Neither FBA nor any FBA Subsidiary has any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and, to the best of FBA's knowledge, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against FBA or any FBA Subsidiary giving rise to any such liability), except for (i) liabilities reflected in the FBA Financial Statements, and (ii) liabilities of the same type incurred in the ordinary course of business of FBA and the FBA Subsidiaries since March 31, 1997.

         Section 3.09. Statements True and Correct. None of the information supplied or to be supplied by FBA for inclusion in the Registration Statement or any other document to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of FBA's proxy statement, when first mailed to the stockholders of FBA and at the time of the Shareholders' Meeting (as defined in Section 4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that FBA is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 3.10.   Material   Interest  of  Certain   Persons.  Except  as
disclosed in Section 3.10 of the FBA Disclosure Schedule:

         (a) no officer or director of FBA or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of FBA or any FBA Subsidiary; and

         (b) all outstanding loans from Sunrise Bank and BankTEXAS to any present officer, director, employee or any associate or related interest of any such person which were required to be approved by or reported to Bank's Board of Directors ("Insider Loans") were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 3.11. Litigation. Except as disclosed in Section 3.11 of the FBA Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of FBA threatened against FBA or any of the FBA Subsidiaries, or of which the property of FBA or any of the FBA Subsidiaries is or would be subject, which, if adversely resolved, could have a material and adverse effect on the financial condition or operations of FBA and the FBA Subsidiaries, taken as a whole.

         Section 3.12. Tax Matters. FBA and the FBA Subsidiaries have filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the FBA Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

         Section 3.13. Status of FBA Common Stock to be Issued in the Merger. At the Effective Time, the FBA Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully-paid, non-assessable and will not be subject to any preemptive rights.

         Section 3.14. Tax Status of Merger; Regulatory Status. To the best of FBA's knowledge, neither FBA nor any of its subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that would (i) prevent the transactions contemplated by this Agreement, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay the approval of the Merger by any regulatory authority or result in the imposition of any conditions that FBA would reasonably determine are unduly burdensome.

                                   ARTICLE IV

                              AGREEMENTS OF SURETY

         Section 4.01.     Business in Ordinary Course.

         (a) Surety shall, and shall cause each Surety Subsidiary to, continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Surety and each Surety Subsidiary will not:

         (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property (except for dividends payable on the Surety Preferred in accordance with the terms thereof); or

         (ii) issue any Surety Capital Stock or other stock or any options, warrants, or other rights to subscribe for or purchase Surety Capital Stock or any other stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of Surety Common pursuant to the valid exercise of the Surety Options described in Section 2.01(b) hereof or the conversion of currently outstanding shares of Surety Preferred); or

         (iii) directly or indirectly redeem, purchase or otherwise acquire any Surety Capital Stock or any other stock of Surety or any Surety Subsidiary; or

         (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

         (v)   change   its   certificate   or  articles  of   incorporation  or
         association, as the case may be, or bylaws.

         (b) Surety and each Surety Subsidiary will not, without the prior written consent of FBA (which may not be unreasonably withheld or delayed):

         (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; provided, however, that Surety has requested FBA's cooperation in devising a program whereby Surety will encourage designated officers and employees to continue their employment until a mutually-agreed date after the Effective Time, and FBA has agreed (A) to cooperate with Surety in devising such a program with an aggregate cost acceptable to FBA, and (B) upon consummation of the Merger, to cause AcquisitionCo to assume the severance obligations described in the Surety Disclosure Schedule relating to John A. DiMichele, Christopher A. Olson, Mark Day and Sheila Moran; or

         (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

         (iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $250,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts); or

         (iv) purchase or otherwise acquire any investment security for its own account having an average remaining life greater than three years or any asset-backed securities other than those issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; or

         (v) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

         (vi) except in the  ordinary  course of  business,  place on any of its
         assets   or  properties  any  mortgage,  pledge, lien, charge, or other encumbrance; or

         (vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Surety or a Surety Subsidiary or any claims which Surety or any Surety Subsidiary may possess, or waive any material rights of substantial value; or

         (viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; or

         (ix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that Surety and the Surety Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless the entity proposing to acquire the property has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

         (x) intentionally commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of Surety or a Surety Subsidiary; or

         (xi) knowingly violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of Surety or a Surety Subsidiary; or

         (xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $25,000; or

         (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

         (c) Surety and the Surety Subsidiaries shall not, without the prior written consent of FBA, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Surety contained in Article Two hereof, if such representations and warranties were given immediately following such transaction or action.

         (d) Surety shall promptly notify FBA of the occurrence of any matter or event known to and directly involving Surety or the Surety Subsidiaries that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Surety and the Surety Subsidiaries, taken as a whole.

         (e) Surety shall not solicit or encourage any proposal for the acquisition of its assets or those of any Surety Subsidiary, or, unless the Board of Directors of Surety shall have received written legal advice to the effect that the directors have a fiduciary obligation under applicable law to do so, hold discussions or negotiations with or provide information to, or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets or those of any Surety Subsidiary to, any person or entity. Surety shall promptly advise FBA of its receipt of any proposal or inquiry relating to any of such possible transactions and the substance thereof and of any act of the Board of Directors which would be prohibited by the preceding sentence but for the exception based on legal advice.

         Section 4.02. Breaches. Surety shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. Surety shall cooperate with FBA in the preparation and filing of the Registration Statement and, promptly following the effectiveness thereof, cause to be duly called and held a meeting of its shareholders (such meeting together with any adjournments thereof referred to as the "Shareholders' Meeting") for approval of this Agreement, the Merger Agreement and the Merger as required by Corporate Law, and cause the same to be voted on at the Shareholders' Meeting. Unless the Board of Directors of Surety has received written legal advice to the effect that the directors have a fiduciary obligation under applicable law not to do so, the Board of Directors shall recommend to the shareholders of Surety the approval of the Agreement, the Merger Agreement and the Merger and use its best efforts to obtain such approval.

         Section 4.04. Consummation of Agreement. Surety shall perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the Merger to be consummated as expeditiously as reasonably practicable. Surety shall furnish to FBA in a timely manner all information, data and documents requested by FBA for filing with any regulatory authority or otherwise required to effect the transactions contemplated by this Agreement and shall join with FBA and/or AcquisitionCo in making any application with respect to which FBA determines it is necessary or desirable for Surety to do so.

         Section 4.05. Environmental Reports. Surety shall provide to FBA, as soon as reasonably practical, but not later than forty-five (45) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Surety or any Surety Subsidiary as of the date hereof (other than space in retail and similar establishments leased by Surety for automatic teller machines), and within ten (10) days after the acquisition or lease of any real property acquired or leased by Surety or any Surety Subsidiary after the date hereof (other than space in retail and similar establishments leased or operated for automatic teller machines), except as otherwise provided in Section 4.01(b)(ix). If required by the phase one investigation, in FBA's reasonable opinion, Surety shall obtain and provide to FBA a report of a phase two investigation on properties requiring such additional study. FBA shall have fifteen (15) business days from the receipt of any such phase two report to notify Surety of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law or (ii) recommended or suggested by such report or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $200,000 as reasonably estimated by an environmental expert retained for such purpose by FBA and reasonably acceptable to Surety, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $200,000 or less with a reasonable degree of certainty, then FBA shall have the right pursuant to Section 7.05 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be FBA's sole remedy in such event.

         Section 4.06. Access to Information. Surety shall permit FBA reasonable access, in a manner which will avoid undue disruption or interference with Surety's normal operations to its properties and shall cause the Surety Subsidiaries to provide to FBA comparable access to their properties, and Surety shall disclose and make available to FBA all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Surety and the Surety Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBA may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. FBA will hold any nonpublic information in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 4.07. Consents to Contracts and Leases. Surety shall obtain all necessary consents with respect to all interests of Surety and the Surety Subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for the Merger.

         Section 4.08. Subsequent Financial Statements. As soon as available after the date hereof, Surety shall deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of Surety prepared for its internal use, its Report of Condition and Income for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Surety Financial Statements"). The Subsequent Surety Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented, and Surety shall not knowingly include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         Section 4.09. Merger Agreement. Promptly following the satisfaction or waiver by Surety of all of the conditions set forth in Section 6.02, Surety will enter into the Merger Agreement (as amended, if necessary, to conform to any requirements imposed by any regulatory authority having jurisdiction over the Merger) and perform its obligations thereunder.


                                    ARTICLE V

                                AGREEMENTS OF FBA

         Section 5.01. Regulatory Approvals; Organization of AcquisitionCo. Promptly after the execution of this Agreement and not more than forty-five (45) days following the date hereof, FBA shall file with the appropriate banking regulatory authorities all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board, use its best efforts to obtain all necessary approvals and authorizations required to consummate the transactions contemplated by this Agreement, keep Surety reasonably informed as to the status of such applications and make available to Surety, upon reasonable request by Surety from time to time, copies of such applications and any supplementally filed materials. FBA will cause AcquisitionCo to be organized pursuant to the laws of the State of California.

         Section 5.02. Breaches. FBA shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Surety and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. FBA shall perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the Merger to be consummated as expeditiously as reasonably practicable.

         Section 5.04.     Indemnification.

         (a) For four years after the Effective Time, AcquisitionCo shall (i) indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Surety and the Surety Subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under Corporate Law and by Surety's Articles of Incorporation as in effect on the date hereof; and (ii)
purchase  insurance  in the form of an  extension  of  coverage  under  Surety's existing insurance policy Number 751-039179-96 issued by Executive Risk Indemnity Inc., insuring the Indemnified Parties against such losses, expenses, claims, damages or liabilities, for the term of coverage which may be obtained for a premium not exceeding $30,000.

         (b) If after the Effective Time AcquisitionCo or its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, FBA shall make proper provision for the successors and assigns of AcquisitionCo to assume any remaining obligations set forth in this Section
5.04. If AcquisitionCo shall liquidate, dissolve or otherwise wind up its business, then FBA (and any successor, if applicable) shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that AcquisitionCo was so obligated pursuant to this Section 5.04.

         Section 5.05. Employee Benefits. FBA shall provide the benefits described in this Section 5.05 with respect to each person who remains an employee of Surety or any Surety Subsidiary following the Closing Date (each a "Continued Employee"). Subject to FBA's ongoing right to adopt subsequent amendments or modifications of any plan referred to in this Section 5.05 or to terminate any such plan, in FBA's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of FBA, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs as may be in effect generally for employees of all of FBA's subsidiaries (the "FBA Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by Surety or a Surety Subsidiary after the Effective Time. Surety employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of FBA. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section 5.05 is not intended to give Continued Employees any rights or privileges superior to those of other employees of subsidiaries of FBA. FBA may terminate or modify all Employee Plans, and FBA's obligation under this Section 5.05 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FBA shall credit each Continued Employee with his or her term of service with Surety and the Surety Subsidiaries, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any FBA Plan in which Continued Employees may participate.

         Section 5.06. Access to Information. FBA shall permit Surety reasonable access, in a manner which will avoid undue disruption or interference with FBA's normal operations, to its properties and shall disclose and make available to Surety all books, documents, papers and records relating to its operations, obligations and liabilities, including, but not limited to, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, filings with any regulatory authority, plans affecting employees, and any other business activities or prospects in which Surety may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Surety will hold any nonpublic information in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 5.07. Registration Statement, Prospectus and Proxy Statement; Listing Application.

                  (a) FBA shall as soon as reasonably practicable (i) prepare and file a registration statement with the SEC relating to the sale of the FBA Common Stock to be issued in the Merger and the resale of such stock by persons who are affiliates of Surety (the "Registration Statement"); (ii) use its best efforts to cause the Registration Statement to become effective; (iii) take any action required under any applicable state Blue Sky or securities laws in connection with the Merger and the issuance of the FBA Common Stock; and (iv) file and use its best efforts to obtain approval of an application with the NYSE for the listing of the shares of FBA Common Stock to be issued in the Merger. The Registration Statement shall contain a prospectus relating to the FBA Common Stock and Surety's proxy statement for the Shareholders' Meeting (the "Surety Proxy Statement").

                  (b) FBA shall use its best efforts to cause the shares of FBA Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         Section 5.08. Merger Agreement. Promptly following the satisfaction or waiver by FBA of all of the conditions set forth in Section 6.01, FBA will cause AcquisitionCo to enter into the Merger Agreement (as amended, if necessary, to conform to any requirements imposed by any regulatory authority having jurisdiction over the Merger), and FBA will cause AcquisitionCo to perform all of its obligations thereunder.

         Section 5.09. Appointment of New Director of FBA and AcquisitionCo. Subject to the approval or non-objection of regulatory authorities having jurisdiction over AcquisitionCo, the Board of Directors of FBA will take all necessary actions so that, immediately following the Effective Time, one person designated prior to Closing by the Board of Directors of Surety will be appointed or elected to the Board of Directors of FBA and two persons so designated will be appointed or elected to the Board of Directors of AcquisitionCo and will remain on such Board of Directors following the second merger referred to in Section 1.01.

         Section 5.10. Notice Obligation. FBA shall promptly notify Surety of the occurrence of any matter or event known to and directly involving FBA or the FBA Subsidiaries that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of FBA and the FBA Subsidiaries, taken as a whole.

         Section 5.11. Subsequent Financial Statements. As soon as available after the date hereof, FBA shall deliver to Surety a copy of each Quarterly Report on Form 10-Q and each Report on Form 8-K filed by FBA with the SEC and of each Report of Condition and Income for each quarterly period filed by Sunrise Bank and BankTEXAS prior to the Closing (collectively, the "Subsequent FBA
Financial Statements"). The Subsequent FBA Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented, and FBA shall not knowingly include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         Section 5.12. Intentional Breach; Violation of Law. FBA shall not (i) intentionally commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of FBA or an FBA Subsidiary; or (ii) knowingly violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of FBA or an FBA Subsidiary.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         6.01 Conditions to the Obligations of FBA. The obligations of FBA to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBA) prior to or on the Closing Date of the following conditions:

         (a) the representations and warranties made by Surety in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date. For the purpose of determining whether this condition has been satisfied, any limitation in a representation or warranty relating to Surety's knowledge shall be disregarded, but the presence or absence of such knowledge shall be taken into account in the determination of whether damages may be awarded pursuant to Section 7.09;

         (b) Surety shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date. For the purposes of determining whether this condition has been satisfied, any limitation on the scope of any obligation or agreement of Surety herein relating to Surety's knowledge or intention shall be disregarded, but the presence or absence of such knowledge shall be taken into account in the determination of whether damages may be awarded pursuant to Section 7.09;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened by the SEC; and the Surety Proxy Statement shall have been mailed to the holders of record of Surety Common Stock, and, if required, Surety Preferred Stock in accordance with applicable requirements of Corporate Law;

         (e) all necessary approvals, consents and authorizations required by law for consummation of the Merger and the issuance of the FBA Common Stock, including the requisite approval of the shareholders of Surety and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (f) FBA shall have  received  the  environmental  reports  required  by
Section 4.05 hereof and shall not have elected pursuant to Section 7.05 hereof to terminate this Agreement;

         (g) FBA shall have received all documents required to be received from Surety on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA;

         (h) shareholders owning no more than ten percent (10%) of the outstanding Surety Common shall have perfected the right to dissent from the Merger;

         (i) the Surety Financial Statements shall not be inaccurate in any material respect; and

         (j) FBA shall have received an opinion of Lewis, Rice & Fingersh, or another firm selected by FBA to which Surety has no reasonable objection, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that, accordingly, no gain or loss will be recognized by FBA, AcquisitionCo or Surety as a result of the Merger.

         Section 6.02. Conditions to the Obligations of Surety. The obligations of Surety to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Surety) prior to or on the Closing Date of the following conditions:

         (a) the representations and warranties made by FBA in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date. For the purpose of determining whether this condition has been satisfied, any limitation in a representation or warranty relating to FBA's knowledge shall be disregarded, but the presence or absence of such knowledge shall be taken into account in the determination of whether damages may be awarded pursuant to Section 7.09;

         (b) FBA shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date. For the purposes of determining whether this condition has been satisfied, any limitation on the scope of any obligation or agreement of FBA herein relating to FBA's knowledge or intention shall be disregarded, but the presence or absence of such knowledge shall be taken into account in the determination of whether damages may be awarded pursuant to Section 7.09;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger or the other transactions contemplated hereby illegal;

         (d) the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened by the SEC; and the Surety Proxy Statement shall have been mailed to the holders of record of Surety Common Stock, and, if required, Surety Preferred Stock in accordance with applicable requirements of Corporate Law;

         (e) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the shareholders of Surety and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (f) Surety shall have received all documents required to be received from FBA on or prior to the Closing Date, all in form and substance reasonably satisfactory to Surety;

         (g) the FBA Financial Statements shall not be inaccurate in any material respect;

         (h) Surety shall have obtained as of the date of this Agreement a fairness opinion of Surety's financial advisor to the effect that the Merger is fair to the shareholders of Surety from a financial point of view, and such fairness opinion shall have been updated to the same effect by such financial advisor as of the date of mailing of the Proxy Statement to the shareholders of Surety; and

         (i) Surety shall have received an opinion of Lewis, Rice & Fingersh, or another firm selected by FBA to which Surety has no reasonable objection, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that, accordingly, no gain or loss will be recognized by FBA, AcquisitionCo or Surety as a result of the Merger.

                                   ARTICLE VII

                              TERMINATION; DAMAGES

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of Surety or FBA shall have been previously obtained.

         Section 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations and warranties or agreements of FBA or Surety which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the Merger by the shareholders of Surety of FBA, or both, shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other parties hereto.

         Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of the transactions contemplated by this Agreement by the shareholders of Surety or FBA, or both, shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

         Section 7.04. Denial of Regulatory Approval. If any regulatory application filed pursuant to Section 5.08 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and cancelled; provided, however, that a request for additional information or undertaking by FBA, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBA diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review or similar such act on the part of FBA (hereinafter referred to as the "Appeal") then the application will be deemed denied unless FBA prepares and timely files an Appeal and continues the appellate process for purposes of obtaining the necessary approval.

         Section 7.05. Environmental Reports. FBA may terminate this Agreement to the extent provided in Section 4.05 by giving written notice of such termination to Surety.

         Section 7.06. Regulatory Enforcement Matters. In the event that Surety or any Surety Subsidiary shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any regulatory authority after the date of this Agreement, then FBA may terminate this Agreement by giving written notice of such termination to Surety.

         Section 7.07. Unilateral Termination. If the Closing Date does not occur on or prior to February 28, 1998, then this Agreement may be terminated by any party by giving written notice to the other parties.

         Section 7.08. Termination Related to Changes in Stock Price. (a) Subject to FBA's right to offer to adjust the terms of the conversion of Surety Capital Stock pursuant to Section 1.03, Surety shall have the right to terminate this Agreement by giving written notice to FBA, if the FBA Stock Amount would exceed the Maximum Stock Amount, but for the provision in Section 1.03(c) that imposes a limit on the FBA Stock Amount.

         (b) Subject to Surety's right to offer to adjust the terms of the conversion of Surety Capital Stock pursuant to Section 1.03, FBA shall have the right to terminate this Agreement by giving written notice to Surety, if the FBA Stock Amount would be less than the Minimum Stock Amount, but for the provision in Section 1.03(c) that imposes a limit on the FBA Stock Amount.

         (c) If either Surety or FBA (the "Terminating Party") gives a written notice to the other party pursuant to subsection (a) or subsection (b) hereof, the party receiving such notice (the "Non-Terminating Party") shall have the right, at any time within five (5) business days after the date when the notice is given, to offer to adjust the terms on which the Surety Capital Stock is to be converted. If the Non-Terminating Party offers to do so and such offer is accepted by the Terminating Party, then the terms of conversion shall be so adjusted, the notice given pursuant to subsection (a) or (b) shall be deemed withdrawn and this Agreement shall remain in full force and effect.

         Section 7.09. Damages and Limitations on Damages. In the event that either FBA or Surety shall have breached any provision of this Agreement and the other party shall have properly terminated this Agreement pursuant to Section 7.02, then the party breaching this Agreement shall be liable to the non-breaching party for damages in the amount of all out-of-pocket costs and expenses incurred by the non-breaching party in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses paid by such party to third parties, but the amount of any recovery for such damages shall be limited to a maximum of $100,000.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Merger, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Neither Surety nor any person to whom it discloses Information shall purchase or sell any security issued by FBA for so long as this Agreement remains in effect.

         Section 8.02. Publicity. FBA and Surety shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure.

         Section 8.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

         Section 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

         (a) if to FBA:         First Banks America, Inc. c/o First Banks, Inc.
                                11901 Olive Boulevard
                                Creve Coeur, Missouri 63141
                                Attention: Mr. Allen H. Blake
                                Facsimile: (314) 567-3490

         with a copy to:        John S. Daniels
                                Attorney at Law
                                8117 Preston Road, Suite 800
                                Dallas, Texas 75225
                                Facsimile: (214) 692-0508

         (b) if to Surety:      Surety Bank
                                116 Springstowne Center
                                Vallejo, California 94591
                                Attention: John A. DiMichele
                                Facsimile: (707) 554-9876

         with a copy to:        Kerry C. Smith, Esquire
                                Hovis, Smith, Stewart, Lipscomb & Cross, LLP
                                100 Pine Street, 21st Floor
                                San Francisco, California 94111
                                Facsimile: (415) 421-0320

or to such other address as any party may from time to time designate by notice to the others.

         Section 8.05. Nonsurvival of Representations, Warranties and Agreements. Except for the agreements set forth in Sections 5.04, 5.05 and 5.09, no representation, warranty or agreement contained herein shall survive the Closing. In the event that this Agreement is terminated prior to Closing, the representations, warranties and agreements set forth herein shall survive such termination.

         Section 8.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

         Section 8.07. Entire Agreement. This Agreement, together with the Merger Agreement and the Stock Option Agreement, constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

         Section 8.08.    Headings  and  Captions.   The  captions  of  Articles
and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by written notice delivered to the other parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

         Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.12. Successors and Assigns. None of the parties may assign any of its rights or obligations hereunder without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

         Section 8.13. Governing Law. This Agreement shall be governed by the laws of the State of California, the general corporate laws of the State of Delaware applicable to FBA and any applicable federal laws and regulations.

         IN WITNESS WHEREOF, FBA and Surety have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       FIRST BANKS AMERICA, INC.



                                       By:  /s/ James F. Dierberg
                                       --------------------------
                                            Chairman, Chief Executive Officer
                                            and President

                                       SURETY BANK



                                       By:  /s/ John A. DiMichele
                                       --------------------------
                                         President and Chief Executive Officer

                                    EXHIBIT A

                               AGREEMENT OF MERGER


         This Agreement of Merger is entered into between Surety Bank, a banking association chartered by the State of California ("Merging Corporation"), and AcquisitionCo, Inc. ("Surviving Corporation"), an interim bank chartered by the State of California solely for the purpose of entering into this Agreement of Merger and consummating the transaction contemplated hereby.

         1  Merging Corporation shall be merged into Surviving Corporation.

         2. The outstanding shares of Merging Corporation shall be converted into the right to receive the consideration provided for in that certain Agreement and Plan of Reorganization dated July , 1997 by and between First Banks America, Inc., a Delaware corporation which is the parent company of Surviving Corporation, and Merging Corporation.

         3. The outstanding  shares  of  Surviving   Corporation   shall  remain
outstanding and are not affected by the merger.

         4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action as is necessary or desirable to evidence or carry out the merger.

         5. The effect of the merger and the effective date of the merger are as prescribed by law.

         In Witness Whereof, the parties have executed this Agreement as of _______,1997.

                                                SURETY BANK



                                                ____________________
                                                John A. DeMichele
                                                President

                                                ACQUISITIOCO, INC.


                                                By:__________________
                                                Its: ________________

                                                -----------------
                                                John A. DiMichele
                                                President

                                                ACQUISITIONCO, INC.


                                                By:________________
                                                Its:_______________

                                                                  Exhibit 10(N)
                             STOCK OPTION AGREEMENT


         This  Stock  Option   Agreement,   dated  as  of  July  28,  1997  (the
"Agreement") is by and between First Banks America, Inc., a Delaware corporation ("FBA"), and Surety Bank, a California banking association ("Surety).

         Whereas, FBA and Surety have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") providing for, among other things, the merger of Surety into a wholly-owned subsidiary of FBA, which Reorganization Agreement is being executed simultaneously with this Agreement; and

         Whereas, as an inducement to FBA to enter into the Reorganization Agreement and in consideration therefor, Surety has agreed to issue to FBA the option described herein, entitling FBA to purchase authorized but unissued shares of common stock, par value $1.00 per share (the "Shares"), of Surety ("Surety Common") in the circumstances and subject to the terms and conditions set forth herein;

         Now, therefore, in consideration of the execution of the Reorganization Agreement and of the agreements and covenants contained herein, FBA and Surety agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Surety hereby grants and issues to FBA an option (the "Option") to purchase up to 19.99% of the shares of Surety Common outstanding from time to time, at a purchase price of $28.00 per share (the "Option Price"), subject to adjustment as set forth herein. Surety agrees that it will at all times maintain and reserve a sufficient number of authorized but unissued shares of Surety Common, after taking into account all other options, warrants, convertible securities and other rights to purchase Surety Common, and that all Shares issued upon exercise of the Option shall be duly authorized, validly issued, fully paid and, except as otherwise required by the California Financial Code, non-assessable. Surety will not take any action that would have the effect of preventing or delaying it from delivering to FBA, upon exercise of the Option, the Shares then deliverable or from otherwise performing its obligations under this Agreement.

         2. Conditions to Exercise. Subject to the receipt of any required notice to or approval of any banking regulatory agency then having jurisdiction over Surety and provided that FBA is not then in material breach of the Reorganization Agreement, FBA may exercise the Option, in whole or in part, upon the occurrence of one or more of the following events ("Triggering Events") prior to the termination of this Agreement:

         (i) either (A) the public disclosure by any person or group of persons, other than FBA or any affiliate of FBA, of an offer or proposal to acquire 25% or more of the outstanding Surety Common or to acquire, merge or consolidate with Surety or to purchase all or substantially all of Surety's assets (unless such offer or proposal has been publicly withdrawn ten or more days prior to the Shareholders' Meeting), or (B) any person shall have filed a notice or application to acquire Surety Common or control of Surety, and such notice or application shall have been disclosed publicly or to the shareholders of Surety prior to the date of the Shareholders' Meeting, and any of the following shall occur:

                  (I) the failure of the shareholders of Surety to approve the Merger;

                  (II) the failure of Surety to hold the Shareholders' Meeting in compliance with the Reorganization Agreement; or

                  (III) the failure by Surety's Board of Directors to make the recommendation that the shareholders of Surety approve the Merger, or the withdrawal or modification of such recommendation in a manner adverse to FBA;

         (ii) any person or group of persons acting in concert (other than FBA or any affiliate of FBA) shall acquire or have the contractual right to acquire or vote 25% or more of the outstanding Surety Common;

         (iii) the expiration of the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons (other than FBA or any affiliate of FBA) to purchase or acquire securities of Surety if (A) upon consummation of such offer, such person or group of persons would own, control or have the contractual right to acquire or vote 25% or more of the outstanding Surety Common (before giving effect to the exercise of the Option), (B) such person or group has received any required regulatory approval to consummate such purchase and (C) such offer shall not be subject to any financing condition, or any applicable financing condition shall have been satisfied or waived;

         (iv) upon Surety's entering into any agreement or understanding, without the prior written approval of FBA, with a person or group of persons contemplating such person's or group's acquiring, merging or consolidating with Surety or purchasing all or substantially all of Surety's assets. As used in this Section 2, the terms "person" and "group of persons" have the meanings set forth in Section 13(d) of the Securities Exchange Act of 1934; or

         (v) the willful breach by Surety of any provision of the Reorganization Agreement, in anticipation of engaging in a transaction of the type referred to in subsections (ii), (iii) or (iv) hereof, such that FBA would have the right to terminate the Reorganization Agreement pursuant to Section 7.02 thereof.

         Surety shall promptly notify FBA in writing upon becoming aware of the occurrence of any Triggering Event, but the giving of such notice shall not be a condition to the right of FBA or any holder to exercise the Option.

         3. Exercise of Option. In the event FBA wishes to exercise the Option, in whole or in part, FBA shall deliver to Surety a written notice of exercise, specifying the number of Shares as to which the Option is thereby exercised, the event or events that have occurred which entitle FBA to exercise the Option and a place and date not less than three or more than twenty business days after the date of such notice for the closing of such purchase (the "Closing"); provided, however, that if prior notification to or approval by any banking regulatory agency then having jurisdiction over Surety is required in connection with such exercise, FBA shall promptly file the required notice or application for approval and shall expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained and any applicable waiting period shall have expired; provided further, however, that in no event shall the date of any Closing be more than fifteen months after the date on which the related notice is given, and if the Closing shall not have occurred within such period because of a failure to obtain any required regulatory approval, that portion of the Option as to which such approval was required shall be deemed to have expired.

         At the Closing, FBA shall deliver to Surety (i) the aggregate purchase price for the Shares as to which the Option is then exercised, payable in cash or by bank cashier's check or wire transfer in immediately available funds to a bank account designated by Surety, and (ii) this Agreement. Surety shall deliver to FBA (i) a certificate or certificates, in denominations specified by FBA, representing the number of Shares purchased by FBA, and (ii) if the Option is exercised in part, a new option agreement substantially in the form hereof for any Shares for which the Option has not been exercised; and each party shall execute and deliver to the other party a receipt reflecting the consideration received.

         4. Adjustments. In the event of any change in the type of outstanding shares of Surety Common by reason of any stock dividend, stock split, reverse stock split, merger, recapitalization, combination, conversion, exchange of shares or other similar transaction, the number and kind of the Shares shall be adjusted appropriately. In the event that any additional shares of Surety Common are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence), the number of Shares subject to the Option shall be adjusted so that the number of shares for which the Option is exercisable shall equal 19.99% of the outstanding shares of Surety Common then issued and outstanding (without giving effect to any Shares subject to, or previously issued pursuant to, the Option).

         5. "Piggyback Rights" in Public Offering. On or after the occurrence of an event permitting exercise of the Option, each time Surety or any successor hereof (including any holding company organized to acquire control of Surety) shall determine to proceed with the preparation and filing of an offering circular or registration statement in connection with the proposed public offering for cash of any of its securities (any such offering circular or registration statement being referred to herein as a "Registration Statement," whether at the time and under the circumstances of such an offering a registration statement is required to be prepared and filed with the Securities and Exchange Commission), Surety will give written notice of its determination to FBA. Upon the written request of FBA given within ten business days after its receipt of any such notice, Surety will cause to be included in the offering to which the request relates all Shares which FBA shall request; provided, however, that nothing herein shall prevent Surety from abandoning or delaying any offering in the exercise of reasonable business judgment. If any offering pursuant to this Section shall be underwritten in whole or in part, Surety may require that Shares requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Shares requested for inclusion pursuant to this Section would constitute more than 20% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the underwriter of such public offering the inclusion of all of such Shares would interfere with the successful marketing of shares of stock offered by Surety, the number of Shares otherwise to be included in the underwritten public offering may be reduced; provided, however, that after any such reduction the Shares to be included in any offering for the account of FBA shall constitute at least 20% of the total number of shares included in the offering.

         6. Public Offering Covenants. If and whenever Surety is required by the provisions of Section 5 hereof to effect a public offering of any Shares on behalf of FBA, Surety will:

         (a) prepare (and, if legally required, promptly file with the SEC) a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months;

         (b) prepare (and, if legally required, promptly file with the SEC) such amendments to the Registration Statement and supplements thereto as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months;

         (c) furnish to FBA and to any underwriters of the securities being registered such reasonable number of copies of the offering circular or prospectus (preliminary or final, as appropriate) contained in such Registration Statement and such other documents as FBA or such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such registration statement if legally required under state securities or blue sky laws of any jurisdictions as FBA or the underwriter may reasonably request; provided, however, that Surety shall not be required by virtue hereof to submit to general jurisdiction in any state;

         (e) prepare (and, if legally required, promptly file with the SEC), upon the request of FBA, any amendments or supplements to the Registration Statement which, in the opinion of counsel for FBA (concurred in by counsel for Surety), is legally required under applicable securities laws in connection with the distribution of the Shares by FBA;

         (f) prepare (and, if legally required, promptly file with the SEC) such amendment or supplement to the Registration Statement as may be necessary to correct any statements or omissions if, at the time when such prospectus is required to be delivered under applicable law, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (g) advise FBA, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or other order or ruling by any regulatory authority asserting jurisdiction with respect to such offering, suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (h) at the request of FBA, furnish on the date or dates provided for in any underwriting agreement: (i) an opinion of counsel representing Surety for the purposes of such offering, addressed to the underwriters and to FBA, covering such matters as such underwriters and FBA may reasonably request; and
(ii) a letter or letters from the independent certified public accountants of Surety, addressed to the underwriters and to FBA covering such matters as such underwriters of FBA may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants and that, in the opinion of such accountants, the financial statements and other financial data of Surety included in the Registration Statement, as amended or supplemented, comply in all material respects with all applicable requirements.

         7. Public Offering Expenses. With respect to any offering in which Shares are to be sold by FBA pursuant to Section 5 hereof, Surety shall bear the following fees, costs, and expenses: all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for Surety, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Surety and/or FBA are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities are to be offered. Fees and disbursements of counsel and accountants for FBA, underwriting discounts and commissions and transfer taxes exclusively for FBA and any other expenses incurred by FBA not expressly included above shall be borne by FBA.

         8. Public Offering Indemnities. In the event of any offering of Shares by FBA pursuant to Section 5 hereof:

         (i) Surety will indemnify and hold harmless FBA, any underwriter for FBA and each person, if any, who controls FBA or such underwriter from and against any and all loss, damage, liability, cost and expenses to which FBA or any such underwriter or controlling person may become subject under the Securities Act of 1933 (the "Securities Act") or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that Surety will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by FBA, such underwriter or such controlling persons in writing specifically for use therein;

         (ii) FBA will indemnify and hold harmless Surety, any underwriter, and each person, if any, who controls Surety or such underwriter from and against any and all loss, damage, liability, cost or expense to which Surety or any such controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by FBA specifically for use in the preparation thereof;

         (iii) promptly after receipt by an indemnified party pursuant to the provisions of subsection (i) or (ii) of this Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(i) or (ii), promptly notify the indemnifying party of the commencement thereof, but the omission to do so will not relieve the indemnifying party from any liability which it may have to any indemnified party (except to the extent that such omission materially prejudices the rights of the indemnifying party). In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified part and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on its behalf. After notice from the indemnifying party to such indemnified party of its election so to assume the defense, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsection (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and

         (iv) if recovery is not available under the foregoing indemnification provisions, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         9. Termination. The Option, to the extent not previously exercised, shall terminate upon the earliest to occur of

         (i)  immediately before the Effective Time;

         (ii) the expiration of three years after the Option first becomes exercisable in accordance with Section 2 hereof; and

         (iii) termination of the Reorganization Agreement in accordance with its terms prior to the occurrence of one or more Triggering Events.

         10. Fractional Shares. No fractional shares of Surety Common shall be issued upon exercise of the Option, but Surety shall instead remit to FBA in lieu thereof, in cash or by certified or official bank check, any portion of the total payment tendered by FBA pursuant to Section 3 hereof representing payment for a fractional share.

         11. Investment Representation. FBA represents and warrants to Surety that the Option is being acquired by FBA for its own account and not with a view to the public distribution thereof, and that neither the Option nor the Shares will be transferred except in one or more transactions conducted in compliance with any applicable laws regulating the offer and sale thereof.

         12. Specific Performance. Without limiting the availability of any other remedies, FBA and Surety specifically acknowledge that, in the event of a breach of this Agreement, the non-breaching party would not have an adequate remedy at law, and the parties intend that a non-breaching party shall be entitled to specific performance of the obligations of the other party pursuant to this Agreement.

         13. Substitute Option.(a) In the event that, prior to the termination of this Agreement, Surety shall enter into an agreement (i) to consolidate with or merge into any person, other than FBA or an affiliate of FBA, and shall not be the continuing or surviving entity of such merger or consolidation, (ii) to permit any person, other than FBA or an affiliate of FBA, to merge into Surety and Surety shall be the continuing or surviving entity but, in connection with such merger or consolidation, the then outstanding shares of Surety Common shall be changed into or exchanged for stock or other securities of Surety or any other person or cash or any other property or then outstanding shares of Surety Common shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than FBA or an affiliate of FBA, then, in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option, at the election of FBA, of either (I) the Acquiring Corporation (as defined below), (II) any person that controls the Acquiring Corporation, or (III) in the case of a merger described in clause (ii), Surety.

         (b) For the purposes hereof, "Acquiring Corporation" means (i) the continuing or surviving entity of a consolidation or merger with Surety (if other than Surety), (ii) Surety in a merger in which Surety is the continuing or surviving entity, and (iii) the transferee of all or substantially all of Surety's assets. The provisions of the remainder of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 10.

         11. (a) Validity. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

         (b) Entire Agreement. This Agreement, together with the Reorganization Agreement and the Merger Agreement, constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

         (c) Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

              if to FBA:         First Banks America, Inc. c/o First Banks, Inc.
                                 11901 Olive Boulevard
                                 Creve Coeur, Missouri 63141
                                 Attention:  Mr. Allen H. Blake
                                 Facsimile: (314) 567-3490
             with a copy to:     John S. Daniels
                                 Attorney at Law
                                 8117 Preston Road, Suite 800
                                 Dallas, Texas 75225
                                 Facsimile: (214) 692-0508


            if to Surety:        Surety Bank
                                 116 Springstowne Center
                                 Vallejo, California 94591
                                 Attention: John A. DiMichele
                                 Facsimile: (707) 554-9876

            with a copy to:      Kerry C. Smith, Esquire
                                 Hovis, Smith, Stewart, Lipscomb & Cross, LLP
                                 100 Pine Street, 21st Floor
                                 San Francisco, California 94111
                                 Facsimile: (415) 421-0320

or to such other address as any party may from time to time designate by notice to the others.

         (d) Governing Law. This Agreement shall be governed by the laws of the State of Texas and any applicable federal laws and regulations.

         (e)   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         (f) Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except that FBA may assign its rights hereunder to any affiliate, and FBA may assign its rights in whole or in part after the occurrence of a Triggering Event; provided, however, that any such assignment shall be made in conformity with any statutes, rules and regulations governing a change in control of Surety, if applicable. Upon any permitted transfer of the Option or a portion thereof, FBA shall give prompt written notice thereof to Surety, and references to FBA in this Agreement shall thereafter be deemed to refer to the holder or holder of the Option.

         (h) Definitions. Capitalized terms which are used but not defined herein shall have the meanings given to such terms in the Reorganization Agreement.

         (i) No Rights as Shareholder. FBA shall not have any voting or other rights with respect to the Shares subject to the Option except to the extent that FBA has exercised the Option, and then only to the extent of the Shares as to which the Option has been exercised.

         In Witness Whereof, the parties have caused this instrument to be executed by their duly authorized officers as of the day first above written.


                                      FIRST BANKS AMERICA, INC.



                                      By:  /s/ James F. Dierberg
                                      --------------------------
                                      Chairman of the Board, Chief
                                      Executive Officer and President


                                     SURETY BANK



                                     By:  /s/ John A. DiMichele
                                     --------------------------
                                     President and Chief
                                     Executive Officer

                                                                   Exhibit 99
                              FOR IMMEDIATE RELEASE


CONTACT:
         Allen H. Blake                           John A. DiMichele
         Vice President and Chief                 President and Chief Executive
         Financial Officer                        Officer
         First Banks America, Inc.                Surety Bank
         St. Louis, Missouri                      Vallejo, California
         (314) 995-8700                           (707) 554-0390

MARKET:
         NYSE

SYMBOL:
         FBA


                      FIRST BANKS AMERICA, INC. AND SURETY
                         BANK ANNOUNCE MERGER AGREEMENT



         ST. LOUIS, MISSOURI, July 29, 1997. Mr. James F. Dierberg, Chairman, President and Chief Executive Officer of First Banks America, Inc. and Mr.
Albert M. Lavezzo, Chairman of the Board of Surety Bank jointly announced the signing of a definitive agreement providing for the merger of the two companies. Under the terms of the agreement, Surety Bank will be merged into a newly-formed subsidiary of First Banks America, Inc. In the transaction, which is subject to the approval of regulatory authorities and the shareholders of Surety Bank, Surety common shareholders will be allowed to elect to receive either $36.12 in cash or $38.12 in market value of First Banks America common stock. Holders of Surety convertible preferred stock will receive either $30.73 in cash or $32.43 in market value of First Banks America common stock, which are the equivalent amounts assuming the preferred shareholders had exercised their rights to convert into Surety common stock. The agreement requires that 51% of the Surety stock be exchanged for First Banks America stock. On this basis, the total transaction price would be $7.45 million. If Surety shareholders representing more than 51% of the outstanding stock elect to receive First Banks America, Inc. stock in the transaction, Surety and First Banks America, Inc. may mutually agree to increase the stock portion of the transaction to a maximum of 65% of the total Surety shares.
         Surety Bank operates banking offices in Vallejo and Fairfield, California. As of June 30, 1997, Surety Bank had total assets of $72.7 million, and reported net income of $155,000 for the six month period. Mr. Lavezzo commented, "The Board of Directors of Surety Bank believe that this merger will be of substantial benefit to its customers, the communities which it serves and to its shareholders. First Banks America has the competitive advantage of being able to offer a complete array of banking services in concert with the efficiencies associated with a larger organization, which Surety Bank was not able to achieve as a separate entity. At the same time, it is not so large that it has become separated from the customers it serves." Mr. John A. DiMichele, President and Chief Executive Officer of Surety Bank, observed, "In addition, the transaction offers Surety Bank shareholders the opportunity to accept either stock in First Banks America, which is traded on the New York Stock Exchange, or cash. Consequently, those shareholders who want to liquidate their investment have the opportunity to do so, while those who prefer to maintain an on-going investment in the larger company will have that option." Mr. DiMichele commented, "We are very pleased to be affiliated with First Banks America, a dynamic and growing company. The merger will provide our shareholders with an enhanced investment opportunity and at the same time will lay the foundation for improved products and services for our valued customers. We look forward to being a part of First Banks America's vision of the future."
         First Banks America operates two wholly owned banks, BankTEXAS N.A. with six offices in Houston, Dallas and McKinney, Texas, and Sunrise Bank of California, which has offices in Roseville and Citrus Heights, California. Sunrise Bank will be opening a third office in Rancho Cordova, California in August. As of June 30, 1997, First Banks America had total assets of $374 million, and reported net income of $1,173,000 for the six month period.
         Mr. Dierberg observed, "First Banks America has been building a franchise in the Sacramento-San Francisco area which is focused on community banking. We are committed to being a superior alternative to the much larger banks by offering a complete range of banking services with a dedication to personalized service. At the same time, we are large enough to address the needs of the small and medium-sized businesses in the communities which we serve." On July 25, 1997 First Banks America, Inc. and First Commercial Bancorp, Sacramento, California, announced an agreement in principle to merge. First Commercial Bancorp, through its subsidiary, First Commercial Bank, has offices in Sacramento, Roseville, Concord, Campbell and San Francisco, California. As of June 30, 1997, it had total assets of $159 million.
         Upon consummation of the First Banks America-Surety transaction, Mr. Lavezzo, Surety's Chairman, will become a member of the Board of First Banks
America, Inc. Additionally, two of Surety's existing Directors, one of which will be Mr. Lavezzo, will also continue as Directors of the newly merged bank. The First Banks America-Surety transaction is expected to close prior to the end of 1997.

                              FOR IMMEDIATE RELEASE


CONTACT:
         Allen H. Blake                           James E. Culleton
         Vice President and Chief                 President and Chief Operating
              Financial Officer                        Officer
         First Banks America, Inc.                First Commercial Bank
         St. Louis, Missouri                      Sacramento, California
         (314) 995-8700                           (916) 641-3288

MARKET:
         NYSE                                              NASDAQ/NNS

SYMBOL:
         FBA                                               FBOC


                 FIRST BANKS AMERICA, INC. AND FIRST COMMERCIAL
                  BANCORP, INC. ANNOUNCE AGREEMENT IN PRINCIPLE


         ST. LOUIS, MISSOURI, July 25, 1997. Mr. James F. Dierberg, Chairman, President and Chief Executive Officer of First Banks America, Inc. and Mr. Donald W. Williams, Chairman, President and Chief Executive Officer of First Commercial Bancorp, Inc. jointly announced an agreement in principle providing for the merger of the two companies. Under the terms of the agreement, First Commercial Bancorp will be merged into a subsidiary of First Banks America, and First Commercial Bancorp's wholly owned subsidiary, First Commercial Bank will be merged with First Banks America's wholly owned subsidiary, Sunrise Bank of California. In the transaction, which is subject to the execution of a
definitive   agreement  between  the  companies,   the  approval  of  regulatory
authorities and the shareholders of both First Commercial Bancorp and First Banks America, the First Commercial Bancorp shareholders will receive .8888 shares of First Banks America common stock for each share of First Commercial Bancorp stock which they hold. In total, First Commercial Bancorp shareholders will receive 752,038 shares of First Banks America stock in the transaction.

         First Banks America operates two wholly owned subsidiary banks, BankTEXAS N.A. which has six offices in Houston, Dallas and McKinney, Texas, and Sunrise Bank of California, which has offices in Roseville and Citrus Heights, California. Additionally, Sunrise Bank will be opening a third office in Rancho Cordova, California in August 1997. As of June 30, 1997, First Banks America had total assets of $374 million, and reported net income of $1.17 million for the six month period.

         First Commercial Bancorp, through its subsidiary bank, has offices in Sacramento, Roseville, Concord, Campbell and San Francisco, California. As of June 30, 1997, it had total assets of $159 million.

         Approximately 30 percent of the outstanding stock of First Banks America is publicly held and traded on the New York Stock Exchange. The remaining 70 percent is owned by First Banks, Inc., St. Louis, Missouri. Similarly, 61.5 percent of First Commercial Bancorp is owned by First Banks, with the remainder publicly held and traded on NASDAQ. First Banks is a $3.8 billion bank holding company with operations in Missouri, Illinois, Texas and California.

         Mr. Dierberg observed "The combining of First Commercial Bank and Sunrise Bank in our northern California market brings together two strong organizations with complimentary branch locations and cohesive operating philosophies. There are substantial synergies and cost efficiencies which will benefit customers as well as each of the shareholder groups." Mr. Williams added "Maintaining a separate publicly held bank holding company for First Commercial Bank is a relatively expensive form of organization for a bank its size. The combination of the two companies not only eliminates this expense, but provides First Commercial Bancorp shareholders with a more liquid investment for their portfolios."

         Because of the common ownership of First Banks in the two companies, the transaction was negotiated and evaluated by special committees of the boards of directors, consisting solely of directors who are independent of First Banks, assisted by independent investment bankers and legal counsel. Speaking on behalf of the special committee of First Commercial Bancorp, Mr. Fred Harris stated "There was an intense evaluation process of both organizations to determine the relative merits of a transaction and the benefits available to our shareholders, as well as to identify any possible problems or weaknesses with the transaction. We believe that the result of this process is an equitable exchange for our shareholders, and as such, they will benefit from the economies which will be achieved in the combination and the ownership of a larger company with a more widely traded stock." Representing the First Banks America special committee, Mr. Charles Crocco added "We are very interested in the northern California market and expanding our presence in that area. Since our acquisition of Sunrise Bank last year, we have been looking for attractive franchises to join us in that endeavor. Clearly, First Commercial Bank, which has strong earnings, solid asset quality and a desirable branch network, compliments Sunrise Bank well and fits this criteria. We welcome the First Commercial Bancorp shareholders and are looking forward to our mutually beneficial future together."

         Mr. Harris noted "The competition in the financial services industry necessitates a significant ongoing investment in technology and product development for an institution to be successful in creating brand awareness and associated customer loyalty. Possessing the resources to meet these challenges in concert with our mutual dedication to providing a superior level of service relative to the mega banks, creates a unique competitive advantage for us. However, capitalizing on this opportunity requires a certain level of critical mass which the marriage of First Commercial Bancorp and First Banks America provides." The combined assets of First Commercial Bancorp and First Banks America would be approximately $530 million.

         In connection with the transaction, First Banks, Inc. has agreed to exchange $10 million of its note receivable from First Banks America for 804,000 shares of First Banks America common stock. Mr. James F. Dierberg, Chairman, President and Chief Executive Officer of First Banks, Inc. observed that "First Banks America had taken on debt in its acquisition of Sunrise Bank, and First Commercial Bancorp had significant debt incurred in its recapitalization in 1995. Consequently, the combined debt of the two companies was relatively high and might have limited its flexibility in future transactions. By exchanging approximately half of the combined debt for equity, First Banks America will have a more modest debt level and the ability to approach prospective acquisitions without such constraints."

         Finally, in a separate transaction, First Commercial Bancorp will be exchanging its Campbell, California office, with approximately $15.4 million in deposits, for an office in Walnut Creek, California, with approximately $15.2 million in deposits, operated by First Bank & Trust, a wholly owned subsidiary of First Banks. Mr. Williams stated "This transaction was undertaken to better align the geographic locations of the two banks and to avoid the possibility of overlapping market areas between First Commercial Bank and First Banks' other California banking interests. Given that First Bank & Trust has an existing office in San Jose, which is approximately 15 miles from Campbell, and First Commercial Bank's presence in Concord, which is approximately 7 miles from Walnut Creek, the exchange places offices which are in close proximity to each other in a single bank."